SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 22, 2001

                                Alliance Bancorp
                               ------------------
             (Exact name of registrant as specified in its charter)

    Delaware                      0-15830                      36-3811768
-------------------        ---------------------           -------------------
(State or other            (Commission File No.)            (I.R.S. Employer
 jurisdiction of                                           Identification No.)
   incorporation)



Address of principal executive offices:
                                      One Grant Square, Hinsdale, Illinois 60521
                                      ------------------------------------------

Registrant's telephone number, including area code:
                                      (630) 323-1776
                                      --------------



                                 Not Applicable
            ---------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 1(b).        Changes in Control of Registrant

         On January 22, 2001, Alliance Bancorp (the "Company"), Charter One Financial, Inc. ("Charter One") and Charter Michigan Financial, Inc. ("Charter Michigan"), a wholly-owned subsidiary of Charter One, entered into an Agreement and Plan of Merger (the "Agreement") providing for, among other things, the merger (the "Merger")of the Company with and into Charter Michigan, with Charter Michigan as the surviving entity. As part of the Merger, Liberty Federal Bank, a federally chartered stock savings bank and the Company's wholly-owned subsidiary(the "Bank"), will merge with and into Charter One Bank, F.S.B., a federally chartered savings bank and Charter Michigan's wholly-owned subsidiary, with Charter One Bank, F.S.B. as the surviving entity.

         The Merger is subject to regulatory and stockholder approval, as well as customary terms and conditions.

         Pursuant to the Merger Agreement, each share of common stock, par value $.01 per share of the Company ("Company Common Stock"), immediately outstanding prior to the effective time (the "Effective Time") of the Merger shall automatically be converted into and become the right to receive 0.72 shares of common stock, par value $0.01 per share, of Charter One ("Charter One Common Stock") plus $5.25 in cash. The stock portion of the merger consideration is subject to adjustment for any stock dividends, splits and similar actions. Holders of Company Common Stock who would be entitled to receive fractional shares of Charter One Common Stock will instead receive cash in an amount equal to such fraction of a share multiplied by the closing sale price of Charter One Common Stock for the last trading day immediately preceding the Effective Date (as defined in the Merger Agreement).

         In addition, in connection with the Agreement, the Company and Charter One entered into a Stock Option Agreement pursuant to which the Company granted to Charter One the option to purchase, under certain conditions, up to 1,848,700 shares of Company Common Stock, or 19.9% of the outstanding Company Common Stock, at an exercise price of $22.00 per share, subject to adjustment as provided in the Stock Option Agreement. The option is exercisable only upon the occurrence of certain events that would jeopardize the completion of the Merger. Under certain circumstances, the Company may be required to repurchase the option to purchase or shares acquired upon the exercise of the option. Under the terms of the Stock Option Agreement, the total profit that a holder may realize, including Charter One Financial, as a result of exercising the option may not exceed $9.0 million.

         The Merger Agreement and Stock Option Agreement are attached hereto as exhibits, and are incorporated herein by reference. The foregoing summaries of the Merger Agreement and the Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.



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Item 7.      Financial Statements, Pro Forma Financial Information, and Exhibits

         The following Exhibits are filed as part of this report:

         Exhibit 99.A Agreement and Plan of Merger Dated as of January 22, 2001 By and Between Charter One Financial, Inc. Charter Michigan Bancorp, Inc. and Alliance Bancorp

         Exhibit 99.B     Stock Option Agreement

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       ALLIANCE BANCORP


DATE: January 31, 2001        By:      \s\ Kenne P. Bristol
                                       -----------------------------------------
                                       Kenne P. Bristol, Chief Executive Officer





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                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

         Exhibit 99.A Agreement and Plan of Merger Dated as of January 22, 2001 By and Between Charter One Financial, Inc., Charter Michigan Bancorp, Inc. and Alliance Bancorp

         Exhibit 99.B     Stock Option Agreement



















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